UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

ALLEGRO MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
_________________

Delaware		001-39675	46-2405937
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road
Manchester,	New Hampshire		03103
(Address of principal executive offices)			(Zip Code)
(603) 626-2300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Thomas C. Teebagy, Jr.
On February 16, 2023, Thomas C. Teebagy, Jr. informed Allegro MicroSystems, Inc. (the “Company”) that he will retire from the Company, effective June 2, 2023 (the “Retirement Date”) and resign from his position as Senior Vice President of Operations and Quality, effective March 6, 2023. In connection with his retirement, the Company and Mr. Teebagy entered into a Retirement Separation Letter Agreement (the “Letter Agreement”) dated February 16, 2023, pursuant to which Mr. Teebagy agreed to remain employed with the Company through the Retirement Date to ensure a smooth and orderly transition of responsibilities. In addition to the payment of any accrued and unpaid obligations, under the terms of the Letter Agreement, if Mr. Teebagy remains employed through the Retirement Date and executes a standard release of claims, he will be eligible to: (i) continue to participate in the Company’s health plan coverages based on his elections on the Retirement Date at the same rates as active employees for the 12-month period beginning on the Retirement Date; (ii) receive a new grant of time-based restricted stock units (“RSUs”) that vests as to the underlying shares in full on the Retirement Date, with the amount of such RSUs determined by calculating the prorated number of all unvested RSUs and performance-based restricted stock units (“PSUs”) held by Mr. Teebagy that will otherwise be forfeited in full on the Retirement Date, with the end of the prorated period determined based on the one-year anniversary of the Retirement Date; and (iii) receive a one-time cash retention bonus in the amount of $415,000.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Appointment of Roald G. Webster as Principal Accounting Officer
On February 16, 2023, the Board of Directors of the Company (the “Board”) appointed Roald G. Webster to serve as Vice President, Chief Accounting Officer of the Company, effective March 20, 2023 (the “Effective Date”).
Mr. Webster, age 45, is a certified professional accountant with over 20 years of accounting experience. Prior to joining the Company, Mr. Webster served as Vice President and Corporate Controller at Bruker Corporation (“Bruker”), a publicly traded developer, manufacturer and distributor of high-performance scientific instruments and analytical and diagnostic solutions, from April 2018 to the present and as Director of Corporate Accounting from April 2017 through April 2018. Prior to Bruker, Mr. Webster served as Director of Financial Reporting and Technical Accounting at Agios Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from November 2013 through April 2017. Earlier in his career, Mr. Webster held positions as an audit Senior Manager at Deloitte Touche Tohmatsu Limited, an Audit Director at RSM US LLP, and as an audit manager at Feeley & Driscoll, P.C. Mr. Webster is a graduate of Boston College Carroll School of Management and of Bentley College, where he earned a B.S. in accountancy.
In connection with Mr. Webster’s appointment as Vice President, Chief Accounting Officer, the Company entered into an offer letter with Mr. Webster (the “Offer Letter”) and will enter into its standard form severance agreement (the “Severance Agreement”).
The Offer Letter sets forth customary terms relating to Mr. Webster’s employment, including his annual base salary and his annual target bonus percentage. The Offer Letter also provides for Mr. Webster to receive a one-time signing bonus within a month of the Effective Date (the “Signing Bonus”) and a one-time deferred hiring bonus in July 2023 (the “Deferred Bonus”), each of which will be subject to recoupment in whole or in part if Mr. Webster voluntarily resigns within 24 months following the Effective Date.
Subject to approval by the Compensation Committee of the Board (the “Compensation Committee”), the Company will grant to Mr. Webster an initial award of RSUs that will vest as to 60% of the underlying shares on the first anniversary of the grant date and as to the remaining 40% of the underlying shares on the second anniversary of the grant date, in each case, subject to Mr. Webster’s continued employment with the Company through each vesting date. In addition, Mr. Webster will be eligible to participate in and receive future awards of RSUs and PSUs under the Company’s 2020 Omnibus Incentive Compensation Plan, subject to the approval of the Compensation Committee.
Pursuant to the Severance Agreement, Mr. Webster’s employment will be terminable by either the Company without cause or by Mr. Webster for good reason. In the event that Mr. Webster’s employment is terminated by the Company without “cause” or by Mr. Webster for “good reason,” in each case as defined in the Severance Agreement, then in addition to payment of any accrued amounts and subject to Mr. Webster’s timely executing a release of claims and continuing to comply with his restrictive covenant obligations, he will be entitled to receive an amount equal to the sum of one times his then-current base salary, plus one times his then-current target bonus, plus a prorated bonus for the year in which the termination occurs, payable in a lump sum within 15 days following the date of his termination, and reimbursement for additional costs he incurs for continued coverage under the Company’s group health insurance under the Consolidated Budget Reconciliation Act of 1985 for up to 18 months.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Retirement Separation Letter Agreement between Allegro MicroSystems, LLC and Thomas C. Teebagy, Jr.,dated February 16, 2023.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date:	February 22, 2023	By:	/s/ Sharon S. Briansky
Sharon S. Briansky
Senior Vice President, General Counsel and Secretary